                                                                   Exhibit 3.6

                                      BY-LAWS OF

                      AUTOMATED CALL PROCESSING CORPORATION INC.


                                       OFFICES

     1. PRINCIPAL OFFICE. The principal office for the transaction of the business of the corporation is hereby fixed and located at 220 Jackson Street, San Francisco, California 94111.

     2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

                                     SHAREHOLDERS

     3. PLACE OF MEETINGS. Shareholders' meetings shall be held at the principal office for the transaction of the business of this corporation in the State of California, or at such other place as the Board of Directors shall, by resolution, appoint.

     4. ANNUAL MEETINGS. The annual meeting of the shareholders of the corporation shall be held on any date and time which may from time to time be designated by the Board of Directors.

     Written notice of each annual meeting shall be mailed to each shareholder entitled to vote, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be mailed, postage prepaid, to each shareholder entitled thereto not less than ten (10) days nor more than sixty (60) days before each annual meeting. Such notices shall specify the place, the day, and the hour of such meeting, the name of the nominees for election as directors if directors are to be elected at the meeting, and those matters which the Board of Directors intends to present for action by the shareholders, and shall state such other matters, if any, as may be expressly required by statute.

     5. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board of Directors, if any, the President or any Vice President, or by the Board of directors, or by one or more shareholders holding not less than ten (10%) of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meeting shall be given in the same manner as for an annual meeting of shareholders. Said notice shall specify the general nature of the business to be transacted at the meeting. No business shall be transacted at a special meeting except as stated in the notice sent to shareholders, unless by the unanimous consent of all shareholders represented at the meeting, either in-person or by proxy. Upon written request to the Chairman of the Board, the President, the Secretary or any Vice President of the corporation by any person (but not the Board of Directors) entitled to call a


                                       1.

special meeting of shareholders, the person receiving such request shall cause a notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person calling the meeting not less than thirty five (35) nor more than sixty (60) days after the receipt of the request.

     6. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting.

     Notice of an adjourned meeting need not be given if (a) the meeting is adjourned for forty-five (45) days or less, (b) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, and (c) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as in the case of an original meeting.

     7. VOTING. Except as provided below or as otherwise provided by the Articles of Incorporation or by law, a shareholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the shareholders entitled to vote at a meeting or, if no such date is fixed, the date determined in accordance with law. Upon the demand of any shareholder made at a meeting before the voting begins, the election of directors shall be by ballot. At every election of directors, shareholders may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shares are entitled or distribute votes according to the same principle among as many candidates as desired; however, no shareholder shall be entitled to cumulate votes for any one or more candidates unless such candidate or candidates' name have been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate votes.

     8. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement or a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of shareholders results in less than a quorum. If a quorum is present at a meeting, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. If a quorum is present at the commencement of a meeting but the withdrawal of shareholders results in less than quorum, the affirmative vote of the majority of shares required to constitute a quorum shall be the act of the shareholders unless the vote of a larger number is required by law or the Articles of Incorporation. Any meeting of shareholders, whether or not a quorum is present, may be adjourned by the vote of a majority of the shares represented at the meeting.

     9. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy and if, either


                                       2.

before or after the meeting, each of the persons entitled to vote who is not present at the meeting in person or by proxy signs a written waiver of notice, a consent to the holding of the meeting or an approval of the minutes of the meeting. For such purposes, a shareholder shall not be considered present at a meeting if, at the beginning of the meeting, the shareholder objects to the transaction of any business because the meeting was not properly called or convened or, with respect to the consideration of a matter required to be included in the notice for the meeting which was not so included, the shareholder expressly objects to such consideration at the meeting.

     10. ACTION WITHOUT MEETING. Except as provided below or by the Articles of Incorporation, any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Unless the consents of all shareholders entitled to vote have been solicited in writing, the corporation shall give, to those shareholders entitled to vote who have not consented in writing, a written notice of (a) any shareholder approval obtained without a meeting pursuant to those provisions of the California Corporations Code set forth in Subsection 603(b)(1) of such Code at least ten (10) days before the consummation of the action authorized by such approval, and (b) the taking of any other action approved by shareholders without a meeting, which notice shall be given promptly after such action is taken.

     11. PROXIES. A shareholder may be represented at any meeting of shareholders by a written proxy signed by the person entitled to vote or by such person's duly authorized attorney-in-fact. A proxy must bear a date within eleven (11) months prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

     12. ELECTION INSPECTORS. One or three election inspectors may be appointed by the Board of Directors in advance of a meeting of shareholders or at the meeting by the Chairman of the meeting. If not previously chosen, one or three inspectors shall be appointed by the Chairman of the meeting if a shareholder or proxyholder so requests. When inspectors are appointed at the request of a shareholder or proxyholder, the majority of shares represented in person or by proxy shall determine whether one or three inspectors shall be chosen. The election inspectors shall determine all questions concerning the existence of a quorum, the validity of proxies and the right to vote, shall tabulate and determine the results of voting and shall do all other acts necessary or helpful to the expeditious and impartial conduct of the vote. If there are three inspectors, the decision, act or certificate of a majority of the inspectors is effective as if made by all.

                                      DIRECTORS

     13. POWERS. Subject to limitations of the Articles of Incorporation, of the By-Laws, and of the California General Corporation Law as to action to be authorized or approved by the


                                       3.

shareholders, and subject to the duties of directors as prescribed by the By-Laws, all corporate powers shall be exercised by or under the ultimate direction of, and the business and affairs of the corporation shall be managed by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers:

          (a) To select and remove all of the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation, or the By-Laws, fix their compensation and require from them security for faithful service.

          (b) To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the Articles of Incorporation, or the By-Laws, as they may deem best.

          (c) To change the principal office for the transaction of the business of the corporation from one location to another within the same county as provided in Section 1 hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of California, as provided in Section 2 hereof; to designate any place within or without the State of California for the holding of any shareholders' meeting or meetings; and to prescribe the forms of certificates of stock, and to alter the form of such certificates from time to time, as in their Judgment they may deem best, provided such certificates shall at all times comply with the provisions of law.

          (d) To authorize the issuance of shares of capital stock of the corporation from time to time, upon such terms as may be lawful.

          (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

     14. NUMBER OF DIRECTORS. The authorized number of directors of this corporation shall be five (5) until changed by amendment of the Articles of Incorporation or by a duly adopted By-Law amending this Section 14.

     15. ELECTION, TERM OF OFFICE AND VACANCIES. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which the director was elected and until a successor has been elected. The Board of Directors may declare vacant the office of a director who has been declared to be of unsound mind by court order or convicted of a felony. Vacancies on the Board of Directors not caused by removal may be filled by a majority of the directors then in office, regardless of whether they constitute a quorum, or by the sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled, or which cannot be filled, by the Board of Directors.

     16. REMOVAL. Except as described below, any or all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the


                                       4.

outstanding shares entitled to vote. Unless the entire Board of Directors is so removed, no director may be removed if (a) the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast or, if such action is taken by written consent, all shares entitled to vote were voted, and (b) the entire number of directors authorized at the time of the director's most recent election were then being elected.

     17. RESIGNATION. Any director may resign by giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

     18. COMPENSATION. If the Board of Directors so resolves, the directors, including the Chairman of the Board, shall receive compensation and expenses of attendance for meetings of the Board of Directors and of committees of the Board. Nothing herein shall preclude any director from serving the corporation in another capacity and receiving compensation for such service.

     19. COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by resolution of the Board of Directors, a committee may exercise all of the authority of the Board to the extent permitted by Section 311 of the California Corporations Code.

     20. INSPECTION OF RECORDS AND PROPERTIES. Each director may inspect all books, records, documents and physical properties of the corporation and its subsidiaries at any reasonable time. Inspections may be made either by the director or the director's agent or attorney. The right of inspection includes the right to copy and make extracts.

     21. TIME AND PLACE OF MEETINGS AND TELEPHONE MEETINGS. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purposes of organizing the Board, electing officers and transacting other business. The Board may establish by resolution the times, if any, other regular meetings of the Board shall be held. All meetings of directors shall be held at the principal executive office of the corporation or at such other place, within or without California, as shall be designated in the notice for the meeting or in a resolution of the Board of Directors. Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear each other.

     22. CALL. Meetings of the Board of Directors, whether regular or special, may be called by the Chairman of the Board, the President, the Secretary, any Vice President or any two directors.

     23. NOTICE. Regular meetings of the Board of Directors may be held without notice if the time of such meetings has been fixed by the Board. Special meetings shall be held upon


                                       5.

four days' notice by mail or 48 hours' notice delivered personally or by telephone or telegraph, and regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice need specify the purpose of any regular or special meeting. If a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the directors who were not present at the time of the adjournment.

     24. MEETING WITHOUT REGULAR CALL AND NOTICE. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes of the meeting. For such purposes, a director shall not be considered present at a meeting if, although in attendance at the meeting, the director protests the lack of notice prior to the meeting or at its commencement.

     25. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board individually or collectively consent in writing to such action.

     26. QUORUM AND REQUIRED VOTE. A majority of the directors then in office shall constitute a quorum for the transaction of business, provided that unless the authorized number of directors is one, the number constituting a quorum shall not be less than the greater of one-third of the authorized number of directors or two directors. Except as otherwise provided by Subsection 3071(a)(8) of the California Corporations Code, the Articles of Incorporation or these By-Laws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn the meeting to another time and place.

     27. COMMITTEE MEETINGS. The principles set forth in Sections 21 through 26 of these By-Laws shall apply to committees of the Board of Directors and to actions by such committees.

     28. LOANS. Except as provided by Section 315 of the Corporations Code, the vote or written consent of the holders of majority of the shares of all classes, regardless of limitations on voting rights, other than shares held by the benefited director, officer or shareholder, shall be obtained before this corporation makes any loan of money or property to or guarantees the obligation of:

          (a) Any director or officer of the corporation, any director or officer of any of its parents, or any director or officer of any of its subsidiary corporations, directly or indirectly.

          (b) Any person upon the security of the shares of the corporation or the shares of its parent, unless the loan or guaranty is otherwise adequately secured.


                                       6.

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                                       OFFICERS

     29. TITLES AND RELATION TO BOARD OF DIRECTORS. The officers of the corporation shall include a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Any number of offices may be held by the same person and, unless otherwise determined by the Board, the Chairman of the Board and President shall be the same person. All officers shall perform their duties and exercise their powers subject to the direction of the Board of directors.

     30. ELECTION, TERM OF OFFICE AND VACANCIES. At its regular meeting after each annual meeting of shareholders, the Board of Directors shall choose the officers of the corporation. No officer need be a member of the Board of Directors except the Chairman of the Board. The officers shall hold office until their successors are chosen, except that the Board of Directors may remove any officer at any time. If an office becomes vacant for any reason, the vacancy shall be filled by the Board.

     31. RESIGNATION. Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

     32. SALARIES. The Board of Directors shall fix the salaries of the Chairman of the Board and President and may fix the salaries of other employees of the corporation including the other officers. If the Board does not fix the salaries of the other officers, the President shall fix such salaries.

     33. CHAIRMAN OF THE BOARD. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-Laws.

     34. PRESIDENT (CHIEF EXECUTIVE OFFICER). Unless otherwise determined by the Board of Directors, the President shall be the general manager and chief executive officer of the corporation, shall preside at all meetings of the Board of Directors and shareholders, shall be ex officio a member of any committees of the Board, shall effectuate orders and resolutions of the Board of Directors and shall exercise such other powers and perform such other duties as the Board of Directors shall prescribe.

     35. VICE PRESIDENT. In the absence or disability of the President, the Vice President, if any, (or if more than one, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not so ranked, the Vice President designated by the Board of Directors) shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws.


                                       7.

     36.  SECRETARY.  The Secretary shall have the following powers and duties:

          (a) RECORD OF CORPORATE PROCEEDINGS. The Secretary shall attend all meetings of the Board of Directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept for that purpose at the principal executive office of the corporation or at such other place as the Board of Directors may determine. The Secretary shall keep at the corporation's principal executive office, if in California, or at its principal business office in California, if the principal executive office is not in California, the original or a copy of the By-Laws, as amended.

          (b) RECORD OF SHARES. Unless a transfer agent is appointed by the Board of Directors to keep a share register, the Secretary shall keep at the principal executive office of the corporation a share register showing the names of the shareholders and their addresses, the number and class of shares held by each, the number and date of certificates issued, and the number and date of cancellation of each certificate surrendered for cancellation.

          (c) NOTICES. The Secretary shall give such notices as may be required by law or these By-Laws.

          (d) ADDITIONAL POWERS AND DUTIES. The Secretary shall exercise such other powers and perform such other duties as the Board of Directors or President shall prescribe.

     37. TREASURER (CHIEF FINANCIAL OFFICER). The Treasurer of the corporation shall be its chief financial officer. Unless otherwise determined by the Board of Directors, the Treasurer shall have custody of the corporate funds and securities and shall keep adequate and correct accounts of the corporation's properties and business transactions. The Treasurer shall disburse such funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the President and directors, at regular meetings of the Board of Directors or whenever the Board may require, an account of all transactions and the financial condition of the corporation and shall exercise such other powers and perform such other duties as the Board of Directors or President shall prescribe.

     38. OTHER OFFICERS. The other officers (if any) of this corporation shall perform such duties as may be assigned to them by the Board of directors.

                                        SHARES

     39. CERTIFICATES. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the Chairman of the Board, the President or a Vice President and the Secretary or Assistant Secretary.

     40. TRANSFERS OF SHARES OF CAPITAL STOCK. Transfers of shares shall be made only upon the transfer books of this corporation, kept at the office of the corporation or transfer agent designated to transfer such shares, and before a new certificate is issued, the old certificate shall be surrendered for cancellation.


                                       8.

     41. REGISTERED SHAREHOLDERS. Only registered shareholders shall be entitled to be treated by the corporation as the holders in fact of the shares standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of California.

     42. LOST OR DESTROYED CERTIFICATES. The corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed. The corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost, stolen or destroyed, or to give the corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

     43. RECORD DATE AND CLOSING OF STOCK BOOKS. The Board of Directors may fix a time, in the future, not more than sixty (60) nor fewer than ten (10) days prior to the date of any meeting of shareholders, or not more than sixty (60) days prior to the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and in such case except as provided by law, only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date. The Board of Directors shall fix a new record date if the adjourned meeting takes place more than 45 days from the date set for the original meeting.

     44. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

     45. RESTRICTIONS ON TRANSFER. Until the Corporation becomes a "reporting company" under the Securities Exchange Act of 1934, as amended, or files a registration statement with the Securities and Exchange Commission, whichever is earlier, all persons, firms, or corporations owning or holding shares in the Corporation own and hold the same subject to the following restrictions on the right to transfer or dispose of the same:


                                       9.

          (a) UNRESTRICTED TRANSFERS. The following transfers are not restricted:

               (i) by intestate succession or the testamentary disposition upon death or by gift to shareholder's spouse or children or to a trustee in trust for the sole benefit of the shareholder's spouse and/or children;

               (ii) to any other shareholder on such terms as are agreed upon by the shareholders who are parties to the transaction; and

               (iii) to a corporation or other entity owned solely by the transferring shareholder(s), provided however, that such transfer is approved by the Board of Directors.

          (b) RESTRICTED TRANSFERS FOR CONSIDERATION. If a shareholder wishes to transfer shares for consideration in a manner not permitted under subsection (a), then the shareholder shall first offer the shares to the Corporation and then to the other holders of shares in the following manner:

               (i) The offering shareholder shall deliver a notice in writing by mail or otherwise to the Secretary stating the shareholder's intention to sell or transfer, the number of shares to be sold or transferred, and the price, terms, and conditions contained in an acceptable, bona fide offer. Within ten (10) days thereafter, the Corporation shall have the right to purchase all of any full number of the shares so offered ("Offered Shares") at the price and on the terms contained in the notice (the "Purchase Price"). Should the Corporation fail to purchase all of the Offered shares, at the expiration of the ten (10) day period, or prior thereto upon the determination of the Corporation to purchase none or only a portion of the Offered Shares, the Secretary shall, within five (5) days thereafter, mail or deliver to each of the other shareholders a notice setting forth that the shares are offered for sale at the Purchase Price. Within ten (10) days of the date of the Secretary's notice, the other shareholders shall have the right to purchase the Offered Shares by delivering to the Secretary by mail or otherwise a written election or elections to purchase all or any specified number of the Offered Shares at the Purchase Price. If the total number of shares specified in the elections exceeds the number of shares referred to in the Secretary's notice, each electing shareholder shall be entitled to purchase the proportion of the shares as the number of shares which the electing shareholder holds bears to the total number of shares held by all shareholders desiring to purchase the shares.

               (ii) If all of the Offered Shares are not disposed of under the apportionment, each shareholder desiring to purchase shares in a number in excess of the shareholder's proportionate share shall be entitled to purchase such proportion of the remaining shares as the total number of shares which the shareholder holds bears to the total number of shares held by all of the shareholders desiring to purchase shares in excess of those to which they are entitled under the Apportionment.

               (iii) If none or only part of the Offered Shares is purchased pursuant to the terms of the preceding subparagraphs (i) and (ii), the shareholder desiring to sell or transfer may within thirty (30) days thereafter dispose of all unsold shares to the person or persons and on the terms and conditions specified in the notice given pursuant to subparagraph (i). Otherwise, the procedure contained herein must be repeated. The remaining shareholders'


                                       10.

election or elections not to exercise their option to purchase pursuant to any written notice shall not affect their rights pursuant to any subsequent written notice.

               (iv) Within the limitations herein provided, the Corporation may purchase the shares of the Corporation from any offering shareholder; provided, however, that at no time shall the Corporation be permitted to purchase all of its outstanding voting shares. Any sale or transfer or purported sale or transfer of the shares of the Corporation shall be null and void unless the terms, conditions, and provisions of this subsection are strictly observed and followed.

               (v) The Purchase Price shall be paid to the offering shareholder in the manner described in the notice given pursuant to subparagraph (i) of this subsection, but in no event shall payment be required earlier than thirty (30) days after the date of the notice.

               (vi) Notwithstanding anything to the contrary herein, if the proposed sale or transfer of the shares of the Corporation is in exchange for property other than cash, the Purchase Price of the shares hereunder to the Corporation and to the shareholders shall be an amount in cash equal to the fair market value of the property proposed to be received in exchange for the shares. If the offering shareholder and the Corporation are unable to agree, in writing, on the fair market value for the property, the matter shall be submitted to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, as such rules shall be in effect on the date of delivery of demand for arbitration, in the following manner:
Each party shall select an arbiter, who shall be a person qualified with respect to the matters in dispute. The two (2) so selected shall select a third (3rd), and a determination made by any two (2) of the three (3) regarding the disputed matter as aforesaid shall be final and binding on the parties hereto. In the event either party fails to select an arbiter within five (5) days after written request by a party, the requesting party may apply to the presiding judge of the Superior Court, San Francisco, for the selection of an arbiter hereunder. The two (2) arbiters so selected shall select a third (3rd), and a determination made by any two (2) of the three
(3) so selected shall be final and binding on the parties hereto. In the event that the two (2) arbiters fail to select the third (3rd) arbiter within twenty (20) days after written request by a party, the requesting party may apply to the presiding judge of the Superior Court, San Francisco, for the selection of the third (3rd) arbiter hereunder and a determination made by any two (2) of the three (3) shall be final and binding on the parties hereto. The cost of any arbitration hereunder shall be borne one-half (1/2) by the Corporation and one-half (1/2) by the offering shareholder.

               (vii) RESTRICTED TRANSFERS NOT FOR CONSIDERATION. If a shareholder wishes to transfer shares in a manner not permitted under subsection (a) or governed by the provisions of subsection (b), then the shareholder shall first offer the shares to the Corporation and then to the other shareholders of shares in the manner set forth in subsections (b)(i) through (b)(iv), except that Purchase Price shall in all instances be book value as if the date of receipt of the notice of intention to transfer per share, to be paid within thirty (30) days after exercise of the respective options.


                                       11.

                                      AMENDMENTS

     46. ADOPTION OF AMENDMENTS. New By-Laws may be adopted or these By-Laws may be amended or repealed:

          (a) at any annual meeting, or other meeting of the shareholders called for that purpose, by the vote of shareholders holding more than fifty percent (50%) of the issued and outstanding shares of the corporation; or

          (b) without a meeting, by written consent of shareholders holding more than fifty percent (50%) of the issued and outstanding shares of the corporation; or

          (c) by a majority of the directors of the corporation; provided; however, that a greater vote of shareholders or directors shall be necessary if required by law or by the Articles of Incorporation; and provided, further, that, after shares of the corporation have been issued, Section 14 (number of directors) and this Section 46 shall be amended or repealed only by the vote or written consent of shareholders holding not less than a majority of the issued and outstanding voting shares of the corporation. Section 14 shall not be amended to reduce the number of directors below five if the votes cast against its adoption at a meeting or the shares not consenting in the case if an action by written consent are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote.

     47. RECORD OF AMENDMENTS. Whenever an amendment or new By-Law is adopted, it shall be copied in the Book of By-Laws with the original By-Laws, in the appropriate place. If any By-Laws or By-Law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

                                    CORPORATE SEAL

     48. FORM OF SEAL. The corporation may adopt and use a corporate seal but shall not be required to do so. If adopted and used, the corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation and the word "Californian."

                                    MISCELLANEOUS

     49. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time shall be determined by resolution of the Board of Directors.

     50. CONTRACT, ETC., HOW EXECUTED. The Board of Directors, except as otherwise provided in these By-Laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.


                                       12.

     51. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chairman of the Board, the President or any Vice President and the Secretary or Assistant Secretary of this corporation are authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

     52. INSPECTION OF BY-LAWS. The corporation shall keep in its principal office for the transaction of business the original or a copy of these By-Laws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

     53. ANNUAL REPORT. The annual report to shareholders specified in Section 1501 of the California Corporations Code is dispensed with except as the Board of Directors may otherwise determined so long as there are fewer than 100 holders of record of the corporation's shares. Any such annual report sent to shareholders shall be sent at least 15 days prior to the next annual meeting of shareholders.

     54. INDEMNIFICATION OF CORPORATE AGENTS. The Corporation shall have power to indemnify each of its agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred by such person by reason of such person's having been made or having been threatened to be made a party to a proceeding to the fullest extent permissible by the provisions of Section 317 of the California Corporations Code, and the corporations shall have power to advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by subdivision (f) of such section. The terms "agent, "proceeding" and "expenses" used in this Section 54 shall have the same meaning as such terms in Section 317 of the California Corporations Code.

     The corporation may purchase and maintain insurance on behalf of any director, officer, or employee of the corporation against any liability asserted against or incurred by the director, officer, or employee in such capacity or arising out of the director's, officer's, or employee's status as such, whether or not the corporation would have the power to indemnify the director, officer, or employee against such liability under the provisions of Section 317 of the California Corporations Code.

     55. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules and construction, and definitions contained in the California General Corporation Law shall govern the construction of these By-Laws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the terms "person" includes a corporation as well as a natural person.


                                       13.